EXHIBIT  21

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SUBSIDIARIES  OF  REGISTRANT


                             Jurisdiction         % Of
                                  of           Stock Owned        Other Names Under
Name of Subsidiary           Incorporation      By Parent         Which Do Business
---------------------------  -------------  -----------------  ------------------------
Delta Mills Marketing, Inc.  Delaware           100% owned by  Delta Mills Sales Co.
                                            Delta Mills, Inc.  Stevcoknit Marketing Co.
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